Exhibit 99.1

Epoch Biosciences Announces $6.2 Million In Private Equity Placement

BOTHELL, WA, February 24, 2004 — Epoch Biosciences, Inc. (Nasdaq: EBIO), a provider of proprietary products that accelerate genomic analysis, announced that it has signed definitive agreements with institutional investors to raise approximately $6.2 million in gross proceeds in a private placement of common stock. In the transaction, Epoch will sell 2,470,000 shares of common stock at $2.50 per share and will grant the investors five-year warrants to purchase an additional 741,000 shares of the Company’s common stock at an exercise price of $3.89 per share. Funding is expected to occur in approximately one or two days following satisfaction of certain customary conditions. Reedland Capital Partners, an Institutional Division of Financial West Group, served as the placement agent for the transaction.

William G. Gerber, M.D., chief executive officer of Epoch, said, “ We plan to use proceeds from this successful stock placement principally to expand our sales and marketing infrastructure to support direct selling initiatives of our MGB Eclipse™ product portfolio in the research and diagnostics markets. In particular, we will invest in MGB Eclipse™ By Design, a new premium research product for customers who order assays for targets they specify with performance guaranteed by Epoch, and in our initial launch of analyte-specific reagents (ASRs) for clinical laboratories planned later this year.”

The securities were offered to accredited investors in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The securities have not been registered under the Securities Act or any state securities laws and the securities may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. In connection with the offering, Epoch has agreed, subject to certain terms and conditions, to file a registration statement under the Securities Act covering the resale of the shares purchased and shares issuable upon exercise of the warrants. This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy shares or warrants and is being issued under Rule 135c under the Securities Act.

ABOUT EPOCH BIOSCIENCES

Epoch Biosciences, Inc. develops and sells proprietary products with commercial applications in the genomics and molecular diagnostics fields. Epoch’s technology has numerous applications including the detection of inherited diseases, single nucleotide polymorphisms (SNPs) to identify individuals at risk for disease or adverse drug reactions, and gene expression measurement. The Company’s chemical reagents enhance the performance of genetic analysis procedures, and are compatible with the majority of DNA analysis systems currently employed or under development for research and diagnostic uses. The Company has an established presence in the research market through licenses to leading genomics companies, global distribution agreements and direct sales to end-users. Epoch also participates in the industrial/bioterrorism sectors and is currently entering the diagnostics market. Information about Epoch is available at www.epochbio.com.

Safe Harbor Statement

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform

Act of 1995. These forward-looking statements are subject to risks and uncertainties, including but not limited to the possibility that the products utilizing Epoch Biosciences’ technologies may not be commercially successful or that third parties assert proprietary rights that preclude Epoch or its distributors from marketing Epoch’s products and technologies. These factors and others may cause actual results to differ materially from the anticipated results. Additional information about potential risk factors that could affect Epoch’s business and financial results is included in Epoch’s Annual Report on Form 10-K for the year ended December 31, 2002 and in other reports filed from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as to the date of this release and Epoch undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Eclipse is a trademark of Epoch Biosciences, Inc.

###